Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Dycom Industries, Inc., a Florida corporation (the “Company”), on Form 10-Q for the period ended April 26, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard L. Dunn, Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard L. Dunn Richard L. Dunn Senior Vice-President and Chief Financial Officer

Date: June 3, 2003

A signed original of this written statement required by Section 906 has been provided to Dycom Industries, Inc. and will be retained by Dycom Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.